UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 ---------------


       Date of Report (Date of earliest event reported): February 19, 2002




                           BRIGHAM EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)



        Delaware                      000-22433              75-2692967
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

                            6300 Bridgepoint Parkway
                             Building Two, Suite 500
                               Austin, Texas 78730
          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (512) 427-3300

Item 5.  Other Events.

         On February 14, 2002, the Registrant issued a press release to disclose its year-end 2001 proved reserves and announce its planned 2002 capital budget. The full text of the press release which is set forth in Exhibit 99.1 hereto is filed and incorporated in this Report as if fully set forth herein.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

                  Item                      Exhibit

                  99.1*                     Press Release dated
                                            February 14, 2002.

-------
*  filed herewith.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     BRIGHAM EXPLORATION COMPANY



Date:    February 19, 2002                  By:      /s/ Curtis F. Harrell
                                                     ---------------------------
                                                     Curtis F. Harrell
                                                     Executive Vice President &
                                                     Chief Financial Officer

                                  EXHIBIT 99.1
                                INDEX TO EXHIBITS

                           Item Number               Exhibit

                           99.1*                     Press Release dated
                                                     February 14, 2002.

                                  NEWS RELEASE
                              FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION ANNOUNCES 306 PERCENT RESERVE REPLACEMENT AND $1.23 F&D COST FOR 2001; $24 MILLION CAPITAL BUDGET FOR 2002

--------------------------------------------------------------------------------

     Austin,   TX  --  February   14,  2002  --  Brigham   Exploration   Company
(NASDAQ:BEXP) today disclosed its year-end 2001 proved reserves and announced its planned 2002 capital budget.

YEAR-END 2001 PROVED RESERVES AND FINDING COSTS

     Brigham's estimated net proved reserve volumes at December 31, 2001 totaled 111 Bcfe, which represents a 17% increase from its 95 net Bcfe at year-end 2000. During 2001, Brigham added 29.2 Bcfe, primarily through drilling activities in its Anadarko Basin, Texas Gulf Coast and West Texas 3-D seismic projects. Brigham's 2001 drilling program generated net proved reserve additions that replaced 306% of its 9.6 Bcfe of net volumes produced during the year. Approximately 80% of Brigham's year-end 2001 reserve volumes are natural gas and 49% are proved developed.

     The present value of Brigham's estimated proved reserves, calculated in accordance with SEC guidelines ("PV10% Value"), is $147 million at year-end 2001. Lower year-end oil and gas prices resulted in a decrease in the PV10% value for 2001 versus that reported for 2000. PV10% Value for 2001 was calculated using a Henry Hub natural gas price of $2.57 per MMBtu and a West Texas Intermediate Sweet price of $19.84 per barrel versus a Henry Hub natural gas price of $10.42 per MMBtu and a West Texas Intermediate Sweet price of $26.83 per barrel that were used for the 2000 year-end.

     Capital expenditures incurred during 2001 totaled $36.0 million (including capitalized G&A and interest), approximately 75% of which related to drilling activities. As a result, Brigham's average finding costs for reserves added in 2001 (including revisions to prior estimates) were $0.93 per Mcfe based only on drilling expenditures and $1.23 per Mcfe based on total capital expenditures. In addition, Brigham's three-year average finding costs for reserves added
(including revisions to prior estimates) was $0.74 per Mcfe based only on drilling expenditures and $1.00 per Mcfe based on total capital expenditures.


                                                       Equivalent Reserves
                                                    --------------------------
                                                              (Bcfe)
                                                    ---------------------------
                                                    ---------------------------
2001 Beginning Reserves                                       95,387
  Discoveries & Extensions                                    29,164
  Revisions of Previous Estimates                                141
  Purchases of Reserves in Place                                   0
  Sales of Reserves in Place                                 (4,038)
  Production                                                 (9,573)
                                                    ---------------------------
                                                    ---------------------------
2001 Ending Reserves                                         111,081
                                                    ===========================




2002 CAPITAL EXPENDITURE BUDGET

         Brigham also announced the approval, by its board of directors, of a $23.7 million capital expenditure budget for 2002. The spending will be funded out of Brigham's discretionary cash flow and liquidity under its subordinated credit facility. Depressed commodity prices led to a budgeted decrease in capital spending of $12.3 million (34%) for 2002 when compared to 2001 capital spending. Brigham's budget is based on anticipated commodity prices and is subject to change if market conditions shift.

         The 2002 capital budget includes the planned drilling of 26 wells with an average working interest of 32%. Due to recent field discoveries, approximately 80% of Brigham's planned 2002 drilling expenditures are allocated to development drilling. In addition, approximately 95% of budgeted drilling expenditures will be directed to five geologic plays where Brigham has recently completed 25 wells in 28 attempts. These focus plays include the Springer and Hunton trends of the Anadarko Basin, the Vicksburg and Frio trends of the Texas Gulf Coast and the Horseshoe Atoll trend in West Texas.

                                            Capital Expenditures ($MM)

                                              2001              2002
                                           Estimated           Budget

Drilling                                      $27.2             $15.6
Land and G&G                                    2.8               2.3
     Total Exploration and Development        $30.0             $17.9

Capitalized Costs and Other                     6.0               5.8
     Total Capital Expenditures               $36.0             $23.7



================================================================================

MANAGEMENT COMMENT

         Bud Brigham, the Chairman and CEO stated, "Given the challenges in 2001, particularly with regard to managing higher service costs, we are extremely pleased with our 2001 finding costs. As was the case in both 1999 and 2000, in 2001 we made a significant field discovery with the Triple Crown Vicksburg Field. In addition, in late 2001, we announced our Providence Frio Field discovery. Due to the planned development of these two new field discoveries, combined with the development of our prior Home Run and Mills Ranch Field discoveries, we estimate that approximately 80% of our 2002 drilling expenditures will be developmental."

         Bud Brigham further stated, "Our Triple Crown and Providence Field discoveries occurred late in 2001. As a result, these new discoveries will not materially impact our production volumes and cash flow until 2002. Further, in 2002 we will benefit significantly from a number of operational enhancements, particularly in the drilling and completion of our Vicksburg wells in our Home Run and Triple Crown Fields, while also expending less capital per well due to lower drilling and completion costs. Therefore, given our recent field discoveries, and the success we're enjoying with our ongoing exploration drilling program, we expect 2002 to again provide our shareholders with growth in reserves, production volumes and cash flow."

ABOUT BRIGHAM EXPLORATION

         Brigham Exploration Company (www.bexp3d.com) is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces.

FORWARD LOOKING STATEMENTS DISCLOSURE

         Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission.


Contact:            John Turner, Manager - Finance & Investor Relation
                    (512) 427-3300 / investor@bexp3d.com